SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 17, 2001
(Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-4121
(Commission File Number)

36-2382580
(IRS Employer Identification No.)

One John Deere Place
Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309)765-8000
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Item 9.       Regulation FD Disclosure.

WATERLOO WORKS ANNOUNCES ADDITIONAL SHUTDOWN

(JOHN DEERE LOGO)	John Deere Waterloo Works 3500 East Donald, Waterloo, IA 50704 USA Phone: 319-292-7900
Waterloo Works

For immediate release: July 17, 2001 For information, call: Mindy Westendorf Manager, Communications & Public Relations John Deere Waterloo Works 319-292-3981

WATERLOO WORKS ANNOUNCES ADDITIONAL SHUTDOWN

WATERLOO, Iowa (July 17, 2001) -- In the interest of John Deere's continued commitment to balance its production schedule with retail sales, the Waterloo Works Manufacturing Operations has scheduled a shutdown of its Large Row Crop and 4WD product lines for the week of September 10, 2001. Approximately 700 John Deere manufacturing employees will be impacted by this shutdown. The demand for our Small Row Crop tractors continues to be steady and that product line will not be affected by the shutdown.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ MICHAEL A. HARRING
Michael A. Harring Secretary

Dated: July 17, 2001